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                                                                       EXHIBIT 5

                  [LETTERHEAD OF BROAD & CASSEL APPEARS HERE]





                                           October 23, 1995


Bush Industries, Inc.
One Mason Drive
Jamestown, New York 14702

Re:  Registration Statement on Form S-8
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Gentlemen:

     We are special counsel to Bush Industries, Inc., a Delaware corporation (the "Company"), and our opinion has been requested with respect to the inclusion of an aggregate 390,942 additional shares of the Company's Class A Common Stock (the "Additional Shares") under a Registration Statement on Form S-8, which Additional Shares are issuable upon exercise of stock options issued in accordance with and under the terms of the Bush Industries, Inc. 1985 Stock Plan and the Bush Industries, Inc. 1985 Incentive Stock Option Plan (collectively the "Plan"). The Company had previously filed a Registration Statement on Form S-8 on August 9, 1991 (File No. 33-42262), and as amended on July 27, 1993, with respect to shares of Class A Common Stock underlying the Plan. This opinion relates solely to the Additional Shares subject to the Plan, and no opinion is expressed herein with respect to the prior Registration Statement, as amended.

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, issued by the Business Law Section of The Florida Bar, 46 The Business Lawyer, No. 4 (the
                                            -------------------
"Report").  The Report is incorporated by reference into this opinion.


     Based upon the foregoing, it is our opinion that the Additional Shares have been duly authorized, and when issued upon payment therefor and in accordance with the terms of the options granted under the Plan, will be validly issued, fully paid and non-assessable.
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Bush Industries, Inc.
October 23, 1995
Page 4



     In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein, and the general corporation law of the State of Delaware.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 relating to the Additional Shares, as filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission.


                                             Very truly yours,

                                             BROAD AND CASSEL